UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2025

NKGen Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street

Santa Ana, CA, 92705

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 396-6830

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each [exchange] on which registered
Common Stock, $0.0001 par value per share	NKGN	OTC Pink

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NKGNW	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Kepos Letter Agreement

On April 25, 2025, NKGen Biotech, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Kepos Alpha Master Fund L.P. (“Kepos”) relating to the amended and restated Common Stock Purchase Warrant issued by the Company to Kepos on April 25, 2024 (the “Warrant”), which was originally issued pursuant to the Subscription Agreement, dated as of September 20, 2023, by and between the Company and Kepos.

Pursuant to the Letter Agreement, Kepos elected to exercise 555,555 warrants on a cashless basis, resulting in the issuance of 555,555 shares of the Company’s common stock (the “Warrant Shares”). In addition, in lieu of a cash payment of $509,555 in Additional Downside Consideration (as defined in the Warrant) otherwise due to Kepos under the Warrant, Kepos agreed to receive and the Company agreed to issue 2,038,220 shares of its common stock (the “Additional Shares”) at a price of $0.25 per share, in full satisfaction of such amount.

As a result, the Company issued to Kepos a total of 2,593,775 shares of common stock, consisting of the Warrant Shares and the Additional Shares.

The Letter Agreement also acknowledges an outstanding amount of $382,222 in Downside Protection Cash (as defined in the Warrant) from the prior exercise of additional downside protection in connection with the Second Reset Date (as defined in the Warrant), and Kepos has agreed to accept, in lieu of cash, 1,528,888 shares of the Company’s common stock (the “Second Reset Additional Downside Shares”), which represents the quotient obtained by dividing the $382,222 in Downside Protection Cash by $0.25, subject to adjustment at the time of issuance, with such issuance constituting full satisfaction of the outstanding amounts.

The Warrant Shares and Additional Shares issued pursuant to the Letter Agreement have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, and may not be offered, sold, pledged, hedged, assigned, or otherwise transferred except pursuant to an effective registration statement or an available exemption from registration. The Warrant Shares and Additional Shares were delivered in book-entry form bearing an appropriate restrictive legend.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified its entirety by the terms and conditions of the Letter Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 are incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated April 25, 2025, by and between NKGen Biotech, Inc. and Kepos Alpha Master Fund L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NKGEN BIOTECH, INC.

Date: May 1, 2025	/s/ Paul Y. Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer
(Principal Executive Officer)

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